UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 17, 2013

BIOLOGIX HAIR INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54882	27-4588540
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

82 Avenue Road, Toronto, Ontario, Canada, M5R 2H2
(Address of principal executive offices)

647.344.5900
(Registrant's telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report, the terms “we”, “us” “our”, and the “Company”, refer to Biologix Hair Inc (formerly T & G Apothecary, Inc.).

Item 5.02        Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013 Biologix Hair Inc (formerly T & G Apothecary, Inc., “we”, “us” “our”, or the “Company”) appointed Dr. Diego Castresana as our Vice President of Research and Development, and as a Director on our board of Directors.  Our board of directors now consists of two directors, including Dr. Castresana and Mr. Ronald Holland.  There are no arrangements or understanding between Dr. Castresana and any other person pursuant to which he was selected as a director.

Dr. Diego Castresana

Diego Castresana, MD, Ms. H.S.A., is a physician from Universidad del Norte in Barranquilla, Colombia, having obtained his degree in 1993. He attained a Master’s degree in Health Services Administration from Nova Southeastern University in 1999 and a certificate in Top Management from Universidad del Norte in 2004.

From October 1999 to September 2005 Dr. Castresana worked for Universidad del Norte as a graduate studies professor, Director of Graduate Programs in Health Services Administration, a hospital board member and as CEO of the university hospital, where he led the process of transforming it from a basic healthcare center to a state-of-the-art university hospital with high-level complexity. In 2005 Diego Castresana moved to Cuenca, Ecuador to work for American Hospital Management Company as CEO of Hospital Universitario del Río, the largest university hospital in the south of the country. Dr. Castresana was appointed CEO when the new facility was 45% built and directed all of the activities oriented towards completion of two buildings, occupying 37,000 m2 with state-of-the-art medical equipment and serving an area equal to one-fourth of the country.  Following this success, in August 2010 he became a private consultant for the healthcare sector in Barranquilla where he continues to live and work.  Dr. Castresana is 42 years of age.

Item 7.01	Regulation FD Disclosure

On January 23, 2012, our board of directors approved the adoption of the 2013 Stock Plan which permits our company to issue up to 5,000,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2013 Plan.

On January 24, we issued a news release announcing the appointment of Dr. Diego Castresana as a Director of our Company and as Vice President of Research and Development.

On January 22, 2013 we issued a news release announcing the opening of our Corporate Communications center in Halifax, Nova Scotia, and the appointment of Ms. Janice Matthews as our Vice-President of Corporate Communications.

On January 17, 2013 we issued a news release announcing the appointment of Ms. Donna Lieder as our Vice-President of Clinician Licensing.

Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description
10.1	2013 Stock Option Plan
10.2	Form of Stock Option Agreement
99.1	News Release Date January 24, 2013
99.2	News Release Dated January 22, 2013
99.3	News Release Dated January 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2013

BIOLOGIX HAIR INC.

By:	/s/ Ronald Holland
Ronald Holland
President, CEO, Director